Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

As of March 31, 2019 (in thousands)

	Victory Capital	USAA MFB	Pro Forma Adjustments	Note References	Pro Forma Combined
ASSETS
Cash and cash equivalents	$66,261	$36,951	$(105,409)	3(a)	$(2,197)
Receivables	42,783	27,530	2,855	3(b)	73,168
Prepaid expenses	3,832	—	—		3,832
Investments	15,742	—	—		15,742
Property and equipment, net	8,874	1,152	(1,152)	3(c)	8,874
Goodwill	284,108	—	107,407	3(d)	391,515
Other intangible assets, net	383,029	—	827,070	3(e)	1,210,099
Other assets	9,299	2,853	(1,155)	3(f)	10,997
Deferred taxes receivable, net	—	6,757	(6,757)	3(c)	–
Total assets	$813,928	$75,243	$822,859		$1,712,030

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$24,410	$8,840	$5,121	3(g)	$38,371
Accrued compensation and benefits	19,901	22,446	(16,539)	3(c)	25,808
Consideration payable for acquisition of business	5,921	—	102,800	3(h)	108,721
Deferred tax liability, net	7,575	—	—		7,575
Other liabilities	16,636	—	—		16,636
Long-term debt	269,320	—	796,446	3(i)	1,065,766
Payable to members and custodians	—	27,448	(27,448)	3(j)	—
Payable to affiliates	—	18,569	(18,569)	3(c)	—
Total liabilities	343,763	77,303	841,811		1,262,877

Stockholders' equity:
Class A common stock	157	—	—		157
Class B common stock	550	—	—		550
Additional paid-in capital	606,181	—	—		606,181
Class A treasury stock	(9,389)	—	—		(9,389)
Class B treasury stock	(22,037)	—	—		(22,037)
Accumulated other comprehensive income (loss)	(12)	—	—		(12)
Retained deficit	(105,285)		(21,012)	3(k)	(126,297)
Net parent investment	—	(2,060)	2,060	3(l)	—
Total stockholders' equity	470,165	(2,060)	(18,952)		449,153
Total liabilities and stockholders’ equity	$813,928	$75,243	$822,859		$1,712,030

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2019 (in thousands, except for earnings per share)

	Victory Capital	USAA MFB	Pro Forma Adjustments	Note References	Pro Forma Combined
Revenue
Investment management fees	$74,411	$74,213	$(1,204)	3(m)	$147,420
Fund administration and distribution fees	13,068	44,536	—		57,604
Total revenue	87,479	118,749	(1,204)		205,024

Expenses
Personnel compensation and benefits	34,501	27,639	355	3(n)	62,495
Distribution and other asset-based expenses	15,767	39,542	778	3(o)	56,087
General and administrative	7,087	38,542	—		45,629
Depreciation and amortization	5,222	489	2,447	3(p)	8,158
Acquisition-related costs	2,777	—	(2,586)	3(q)	191
Total operating expenses	65,354	106,212	994		172,560

Income (loss) from operations	22,125	12,537	(2,198)		32,464

Other income (expense)
Interest income and other income/(expense)	1,833	—	—		1,833
Interest expense and other financing costs	(4,624)	—	(12,127)	3(r)	(16,751)
Total other income (expense), net	(2,791)	—	(12,127)		(14,918)

Income (loss) before income taxes	19,334	12,537	(14,325)		17,546

Income tax (expense) benefit	(4,807)	(2,985)	3,434	3(s)	(4,358)

Net income (loss)	$14,527	$9,552	$(10,891)		$13,188

Earnings per share of common stock
Basic	$0.22				$0.20
Diluted	$0.20				$0.18

Weighted average number of shares outstanding				3(t)
Basic	67,521		78		67,599
Diluted	72,282		94		72,376

Dividends declared per share	$—	$—	$—		$—

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the year ended December 31, 2018  (in thousands, except for earnings per share)

	Victory Capital	USAA MFB	Pro Forma Adjustments	Note References	Pro Forma Combined
Revenue
Investment management fees	$352,683	$312,145	$(1,214)	3(u)	$663,614
Fund administration and distribution fees	60,729	182,501	—		243,230
Total revenue	413,412	494,646	(1,214)		906,844

Expenses
Personnel compensation and benefits	145,880	107,133	1,427	3(n)	254,440
Distribution and other asset-based expenses	94,680	164,676	6,825	3(v)	266,181
General and administrative	30,005	146,161	—		176,166
Depreciation and amortization	23,277	2,672	9,787	3(p)	35,736
Change in value of consideration payable for acquisition of business	(37)	—	—		(37)
Acquisition-related costs	4,346	—	(3,180)	3(q)	1,166
Restructuring and integration costs	742	—	—		742
Total operating expenses	298,893	420,642	14,859		734,394

Income (loss) from operations	114,519	74,004	(16,073)		172,450

Other income (expense)
Interest income and other income/(expense)	(2,856)	—	—		(2,856)
Interest expense and other financing costs	(20,694)	—	(47,797)	3(r)	(68,491)
Loss on debt extinguishment	(6,058)	—	—		(6,058)
Total other income (expense), net	(29,608)	—	(47,797)		(77,405)

Income (loss) before income taxes	84,911	74,004	(63,870)		95,045

Income tax (expense) benefit	(21,207)	(17,921)	15,381	3(s)	(23,747)

Net income (loss)	$63,704	$56,083	$(48,489)		$71,298

Earnings per share of common stock
Basic	$0.96				$1.08
Diluted	$0.90				$1.01

Weighted average number of shares outstanding				3(t)
Basic	66,295				66,295
Diluted	70,511				70,511

Dividends declared per share	$—	$—	$—		$—

VICTORY CAPITAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

Background of Acquisition

On and effective July 1, 2019, Victory Capital Holdings, Inc., a Delaware corporation (“Victory,” or the “Company”), completed the acquisition (the “USAA AMCO Acquisition”) of the USAA Asset Management Company (“USAA Adviser”) and the Victory Capital Transfer Agency, Inc., formally known as the USAA Transfer Agency Company d/b/a USAA Shareholder Account Services (together with USAA Adviser, the “USAA Acquired Companies”). The USAA AMCO Acquisition includes USAA’s mutual fund and exchange traded fund (“ETF”) businesses and its 529 College Savings Plan  (collectively, the “USAA Mutual Fund Business” or the “USAA MFB”).

The USAA AMCO Acquisition expands and diversifies Victory’s investment platform, particularly in the fixed income and solutions asset classes, and increases its size and scale. Additional products added to the investment platform include target date and target risk strategies, managed volatility mutual funds, active fixed income ETFs, sub-advised and multi-manager equity funds. The Company has also added to its lineup of asset allocation portfolios and smart beta equity ETFs. Through the acquisition, the Company has the rights to offer products and services using the USAA brand and provides an opportunity for Victory to offer its products to USAA members through a direct member-channel.

Purchase Price

The Company purchased 100% of the outstanding common stock of the USAA Acquired Companies and the USAA Mutual Fund Business for an estimated total purchase price of approximately $954.1 million, which consists of $851.3 million of cash paid at closing and $102.8 million for the acquisition date estimated fair value of future cash payments of contingent consideration.

The purchase price is subject to certain post-closing adjustments. A maximum of $150.0 million ($37.5 million per year) in contingent payments is payable based on the annual revenue of USAA Adviser attributable to all “non-managed money”-related AUM in each of the first four years following the closing date.

Entry into and Termination of Credit Agreements

The purchase price paid in cash at closing was financed using a combination of a new credit agreement (the “2019 Credit Agreement”) and the Company’s balance sheet resources. The 2019 Credit Agreement, dated as of July 1, 2019, was entered into among Victory, as borrower, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent, pursuant to which the Company obtained a seven-year term loan in an aggregate principal amount of $1.1 billion and established a five-year revolving credit facility (which was unfunded as of the closing date) with aggregate commitments of $100.0 million (with a $10.0 million sub-limit for the issuance of letters of credit). Amounts outstanding under the 2019 Credit Agreement bear interest at an annual rate equal to, at the option of the Company, either London Interbank Offered Rate (adjusted for reserves) plus a margin of 3.25% or an alternate base rate plus a margin of 2.25%. In connection with Victory’s entry into the 2019 Credit Agreement, all indebtedness outstanding under the previous credit agreement (the “2018 Credit Agreement”) dated as of February 12, 2018 was repaid. The 2018 Credit Agreement and the credit documents entered in connection therewith were terminated on the closing date.

Unaudited Pro Forma Financial Statements

The unaudited pro forma condensed combined financial statements are based on the Company’s historical consolidated financial statements and the historical consolidated financial statements of the USAA Mutual Fund Business, as adjusted, to give effect to the USAA AMCO Acquisition. The unaudited pro forma condensed combined balance sheet at March 31, 2019 gives effect to the USAA AMCO Acquisition as if it had been consummated on March 31, 2019. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2019 and for the year ended December 31, 2018 give effect to the USAA AMCO Acquisition as if it had been consummated on January 1, 2018.

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the business combination, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting, which is based on the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurement. As the acquiror for accounting purposes, the Company has estimated the fair value of the assets acquired and liabilities assumed.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations that would have been achieved had the acquisition occurred on the dates indicated. Further, they do not purport to project the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed combined financial statements do not reflect the realization of any expected cost savings or other synergies from the acquisition following the completion of the business combination.

These unaudited pro forma condensed combined financial statements should be read in conjunction with  (i) the accompanying notes to the unaudited pro forma condensed combined financial statements; (ii) the Company’s separate historical unaudited consolidated financial statements and the related notes included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2019; (iii) the Company’s separate historical audited consolidated financial statements and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018; (iv) the USAA Mutual Fund Business’ separate historical unaudited consolidated financial statements and related notes as of and for the three months ended March 31, 2019, included in this Current Report on Form 8-K/A as Exhibit 99.3; and (v) the USAA Mutual Fund Business’ separate historical audited consolidated financial statements and related notes as of and for the year ended December 31, 2018, included in this Current Report on Form 8-K/A as Exhibit 99.2.

Accounting Policies

The accounting policies used in the presentation of the unaudited pro forma condensed combined financial statements are those used in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers  (“ASU 2014-09”), effective January 1, 2019 using the modified retrospective transition method, which did not require the restatement of prior years.

As the USAA Mutual Fund Business  was not required to adopt ASU 2014-09 for interim reporting purposes in 2019, the unaudited pro forma condensed combined financial statements for the three months ended March 31, 2019 include a  pro forma adjustment to present fund expense reimbursements for the USAA Mutual Fund Business as if ASU 2014-09 had been adopted on January 1, 2019, resulting in a decrease in distribution and other asset-based expenses and an equivalent decrease in investment management fees revenue.

Reclassifications

Certain reclassifications have been made to the historical financial statements of the USAA Mutual Fund Business to conform to the Company’s financial statement presentation. These reclassifications have no effect on the USAA Mutual Fund Business’ previously reported net income.

USAA MFB Line Item	Victory Line Item
Advisory fees	Investment management fees
Administration fees	Fund administration and distribution fees
Account servicing expenses	Distribution and other asset-based expenses
Compensation and benefits	Personnel compensation and benefits
Data processing and communications
Depreciation and amortization	Depreciation and amortization
All other	General and administrative
Advertising	General and administrative
Other expenses	General and administrative

NOTE 2. Preliminary Purchase Price Allocation

We have performed a preliminary valuation of assets acquired and liabilities assumed in the USAA AMCO Acquisition. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

(in millions)
Cash and cash equivalents	$17.5
Receivables	30.4
Goodwill	107.4
Other intangible assets, net	827.1
Accounts payable and accrued expenses	(4.9)
Accrued compensation and benefits	(5.9)
Payable to members and custodians	(17.5)
Total purchase price consideration	$954.1

The following table summarizes additional information for the intangible assets acquired:

			Pro Forma Amortization Expense
		Weighted-Average
		Estimated Useful	Three Months Ended	Twelve Months Ended
(in thousands)	Estimated	Life in Years	March 31, 2019	December 31, 2018
Indefinite-Lived
Investment advisory and administration service contracts	$786,800	Indefinite
Distribution services contract	800	Indefinite
Total	787,600

Definite-Lived
Use of tradename	39,100	4	$2,435	$9,741
Lease	370	8	12	46
Total	39,470		$2,447	$9,787

Total intangible assets	$827,070

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined financial statements. The final purchase price allocation will be determined when Victory has completed the detailed valuations and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used for the pro forma adjustments herein and may include changes to various balances, including intangible assets and goodwill.

NOTE 3. PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined statements of operations do not include any material non-recurring charges that will arise in subsequent periods related to the USAA AMCO Acquisition. In addition, the unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities including any benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the acquisition. The unaudited pro forma condensed combined financial statements do, however, reflect the following adjustments, which are based on preliminary estimates and assumptions that are subject to change.

3(a) Cash and cash equivalents adjustments,  as follows:

(in millions)
Issuance of debt, net of costs, under 2019 Credit Agreement	$1,067.7
Payment of revolving line of credit costs under 2019 Credit Agreement	(1.6)
Payoff of amounts outstanding under 2018 Credit Agreement	(280.2)
Payment of cash consideration	(851.3)
Settlement of USAA MFB payable to members and custodians	(27.4)
Elimination of USAA MFB cash not acquired	(9.5)
Payment of transaction costs	(2.9)
Other cash payments	(0.2)
Total	$(105.4)

3(b) Receivables adjustments, as follows:

(in millions)
Reclass USAA MFB balance from other assets	$2.9
Total	$2.9

3(c)  Represents the elimination of USAA Mutual Fund Business assets not acquired or USAA Mutual Fund Business liabilities not assumed.

3(d)  Goodwill adjustments, as follows:

(in millions)
Cash consideration paid at closing	$851.3
Contingent consideration payable in cash	102.8
Total purchase price consideration	$954.1

(in millions)
Total purchase price consideration	$954.1
Tangible net assets acquired	(19.6)
Identifiable intangible assets acquired	(827.1)
Consideration allocated to goodwill	$107.4

3(e)  Intangible assets adjustments, as follows:

(in millions)
Definite-lived intangible assets	$39.5
Indefinite-lived intangible assets	787.6
Total	$827.1

3(f) Other assets adjustments, as follows:

(in millions)
Reclass USAA MFB balance to receivables	$(2.9)
2019 Credit Agreement revolving line of credit costs capitalized	1.7
Total	$(1.2)

3(g) Accounts payable and accrued expenses adjustments, as follows:

(in millions)
Debt-related costs accrued	$1.9
Transaction costs accrued	17.3
Transaction costs paid	(2.9)
Elimination of USAA MFB liabilities not assumed	(4.0)
Payoff of amounts outstanding under 2018 Credit Agreement	(0.2)
Income tax impact of pre-tax changes in retained deficit	(7.0)
Total	$5.1

3(h)  Represents the estimated fair value as of the acquisition date of contingent consideration payable for the USAA AMCO Acquisition. Refer to Note 1, “Purchase Price,” for additional information.

3(i)  Long-term debt adjustments, as follows:

(in millions)
Initial term loan principal borrowed under 2019 Credit Agreement	$1,100.0
Payoff of outstanding term loans under 2018 Credit Agreement	(280.0)
Increase to debt discount from entering into 2019 Credit Agreement	(11.5)
Increase to debt issuance costs from entering into 2019 Credit Agreement	(18.1)
Write off of debt costs under 2018 Credit Agreement	6.0
Total	$796.4

The components of pro forma long-term debt are:

(in millions)
Term loan principal outstanding	$1,100.0
Unamortized debt issuance costs	(21.5)
Unamortized debt discount	(12.7)
Long-term debt	$1,065.8

3(j) Represents the settlement of this assumed liability with cash acquired in the USAA AMCO Acquisition.

(in millions)
Settle balance with USAA MFB cash acquired	$(27.4)
Total	$(27.4)

3(k)  Retained deficit adjustments, as follows:

(in millions)
Write off of debt costs under 2018 Credit Agreement	$(6.0)
Debt-related costs expensed under 2019 Credit Agreement	(4.7)
Transaction costs incurred after the balance sheet date	(17.3)
Income tax impact on pre-tax changes in retained deficit, at 25%	7.0
Total	$(21.0)

3(l) Represents the elimination of the USAA Mutual Fund Business’ historical net parent investment balance.

3(m) Represents pro forma adjustments, for the three months ended March 31, 2019, to revenue to present fund expense reimbursements for the USAA Mutual Fund Business as if the USAA Mutual Fund Business had adopted ASU 2014-09 on January 1, 2019 and to eliminate transactions between the Company and the USAA Mutual Fund Business.

(in millions)
Adoption of ASU 2014-09 for USAA MFB	$(1.0)
Elimination of transactions between USAA MFB and Victory	(0.2)
Total	$(1.2)

3(n) Represents  share-based compensation expense on 231,119 restricted share grants and 31,178 stock option grants issued on June 30, 2019 and July 1, 2019 related to the USAA AMCO Acquisition. All of these awards vest over a three-year period based on service.

(in millions)	Three Months Ended March 31, 2019	Year Ended December 31, 2018
Restricted share awards	$0.4	$1.3
Stock option awards	0.0	0.1
Total expense	$0.4	$1.4

3(o) Represents adjustments to distribution and other asset-based expenses for the three months ended March 31, 2019. Refer to Note 1, “Accounting Policies,”  for additional information on the impact of conforming accounting policies related to ASU 2014-09. The Managed Money incremental revenue share payments are based on the weighted average daily net asset value of Managed Money Mutual Fund Investments. For pro forma adjustment purposes, the weighted average daily net asset value of Managed Money Mutual Fund Investments was estimated at approximately $10.0 billion.

(in millions)
Adoption of ASU 2014-09 for USAA MFB	$(1.0)
Elimination of transactions between USAA MFB and Victory	(0.2)
Managed Money incremental revenue share payments	2.0
Total	$0.8

3(p) Represents amortization of newly acquired intangible assets for the three months ended March 31, 2019 and for the year ended December 31, 2018. Assumes an estimated $39.5 million of definite-lived intangible assets and a weighted average amortization period of approximately 4 years. Refer to Note 2 for additional information.

3(q) Represents acquisition-related costs, for the three months ended March 31, 2019 and for the year ended December 31, 2018, which are direct, incremental costs of the acquisition reflected in the historical financial statements but are removed from the unaudited pro forma condensed combined financial statements since they are non-recurring charges directly related to the transaction. The acquisition-related costs consist of legal and filing fees, mutual fund shareholder proxy costs and other one-time expenses related to the USAA AMCO Acquisition.

3(r) Represents the impact of eliminating actual long-term debt costs with the replacement of new long-term debt costs as if the 2019 Credit Agreement financing arrangement had been effective January 1, 2018 and assumes an interest rate of 5.57%, which is the interest rate in effect upon entering into the 2019 Credit Agreement. Each 0.125% change in the assumed interest rate for the long-term debt would increase or decrease pro forma interest expense by approximately $0.3 million and $1.4 million, respectively, for the three months ended March 31, 2019 and for the year ended December 31, 2018.

3(s) In accordance with the Securities and Exchange Commission guidelines, the income tax effects of the pro forma adjustments have been calculated based on the blended statutory rates in effect during the periods for which the pro forma information is presented.

3(t)  Represents the impact to weighted average shares outstanding from restricted share and stock option awards granted in connection with the USAA AMCO Acquisition.  These awards are excluded from computations of pro forma weighted average shares for diluted earnings per share for the year ended December 31, 2018 because the effects would be anti-dilutive.

3(u) Represents the elimination of transactions between the Company and the USAA Mutual Fund Business for the year ended December 31, 2018.

3(v)  Represents distribution and other asset-based expenses adjustments for the year ended December 31, 2018, as follows:

(in millions)
Elimination of transactions between USAA MFB and Victory	$(1.2)
Managed Money incremental revenue share payments	8.0
Total	$6.8